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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated February 18, 2013, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report of NorthStar Realty Finance Corp. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statements (Forms S-8 No. 333-120025, effective April 13, 2007, No. 333-143549, effective June 6, 2007 and No. 333-120025, effective June 12, 2012) pertaining to the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan, as amended, Registration Statement (Form S-8 No. 333-132891, effective March 31, 2006) pertaining to the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan, Registration Statement (Form S-3 No. 333-180256, effective April 27, 2012) pertaining to the NorthStar Realty Finance Corp. shelf registration entitling the holders to purchase common stock, preferred stock, depositary shares, debt securities, warrants or units, as amended, and Registration Statement (Form S-3 No. 333-175259, effective September 13, 2011) pertaining to the NorthStar Realty Finance Corp. resale registration of common stock and Form S-3 (File No. 333-184356 effective January 7, 2013), pertaining to the NorthStar Realty Finance Corp. resale registration of common stock, as amended and Registration Statement (Form S-3D (File No. 333-179646), effective February 23, 2012), pertaining to the NorthStar Realty Finance Corp. Dividend Reinvestment Plan, as amended.

/s/ GRANT THORNTON LLP

New York, New York
February 18, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM